As filed with the Securities and Exchange Commission on December 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETMANAGE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	77-025226
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20883 STEVENS CREEK BLVD

CUPERTINO, CA 95014-2030

(ADDRESS OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

NETMANAGE, INC. 1992 STOCK OPTION PLAN

NETMANAGE, INC. EMPLOYEE STOCK PURCHASE PLAN

(FULL TITLE OF THE PLANS)

ZVI ALON

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

NETMANAGE, INC.

20883 STEVENS CREEK BLVD

CUPERTINO, CA 95014-2030

(408) 973-7171

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copy to:

ANDREW E. NAGEL

KIRKLAND & ELLIS LLP

CITIGROUP CENTER

153 EAST 53RD STREET

NEW YORK, NEW YORK 10022

(212) 446-4900

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
1992 Stock Option Plan Common Stock, $0.01 par value	281,681 shares	(1)	$5.20	(2)	$1,464,741.20	$156.73
Employee Stock Purchase Plan Common Stock, $0.01 par value	93,894 shares	(1)	$4.94	(3)	$463,836.36	$49.63
TOTAL REGISTRATION FEES						$206.36

(1)	Each share is accompanied by a Preferred Share Purchase Right pursuant to the Registrant’s Preferred Shares Rights Agreement, dated April 26, 1999 with BankBoston N.A., as Rights Agent.
(2)	The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the NASDAQ Global Market on December 21, 2006.
(3)	The Proposed Maximum Offering Price per Share and the Proposed Maximum Aggregate Offering Price has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 95% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the NASDAQ Global Market on December 21, 2006. Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall mean an amount equal to 95% of the fair market value of the Common Stock (being the closing price of the shares on the NASDAQ Global Market) on the last business day of each purchase period

EXPLANATORY NOTE

This Registration Statement relates to shares of Common Stock, par value $0.01 per share, of NetManage, Inc. (“NetManage” or the “Registrant”), each together with a Preferred Share Purchase Right pursuant to the Registrant’s Preferred Shares Rights Agreement, dated April 26, 1999 with BankBoston N.A., as Rights Agent, which may be offered under the NetManage, Inc. 1992 Stock Option Plan and the NetManage, Inc. Employee Stock Purchase Plan (collectively, as amended and restated, the “Plans”). The Plans each include provisions that increase the number of shares subject to the Plan, and this Registration Statement relates to the additional shares subject to the Plans as of January 1, 2006. This Registration Statement on Form S-8 incorporates by reference information from the Registration on Form S-8 filed by us, the Registrant, on October 27, 2003 (Registration No. 333-110011) (the “Original Filing”) relating to offerings under the Plans as and to the extent set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to participants in the plans covered by this Registration Statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and any other documents required to be delivered to participants in the Plans covered by this Registration Statement as specified by Rule 428(b) are available without charge by contacting: NetManage, Inc., Attention: Investor Relations, 20883 Stevens Creek Blvd, Cupertino, CA 95014 or by contacting Investor Relations at (408) 342-7637. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 W.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 23, 2006.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 12, 2006, the quarter ended June 30, 2006, filed on August 11, 2006, and the quarter ended September 30, 2006, filed on November 3, 2006.

(c)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 1, 2006, April 24, 2006, July 21, 2006, August 3, 2006, September 1, 2006, October 20, 2006, October 23, 2006, October 24, 2006, October 26, 2006, November 21, 2006 and December 12, 2006 (other than the portions of those documents not deemed to be filed).

(d)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on August 2, 1993.

(e)	The description of the Registrant’s Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 5, 1999.

This document incorporates by reference information from the Original Filing as and to the extent set forth herein.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. These documents include reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any statement contained herein, in an amendment hereto, or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information contained in the Original Filing is incorporated herein by reference.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER	EXHIBIT DOCUMENT
4.1	1992 Stock Option Plan, as amended and restated through April 25, 2002 (1)

4.2	Employee Stock Purchase Plan, as amended through April 25, 2002 (2)

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of securities being registered

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see Registration Statement Signature Page)

(1)	Incorporated by reference to the Exhibits filed with the Registrant’s Schedule TO filed May 16, 2004, as amended.
(2)	Incorporated by reference to the Exhibits filed with the Registrant’s Form S-8 Registration Statement filed April 9, 2004.

ITEM 9. UNDERTAKINGS.

The information contained in the Original Filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cupertino, State of California on December 26, 2006.

NETMANAGE, INC.

By:	/s/ Zvi Alon
Zvi Alon - Chairman,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Alon, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Zvi Alon	Chairman of the Board,	December 26, 2006
Zvi Alon	President, Chief Executive Officer and
Acting Chief Financial Officer

/s/ Darrell Miller	Director	December 26, 2006
Darrell Miller

/s/ John Bosch	Director	December 26, 2006
John Bosch

/s/ Uzia Galil	Director	December 26, 2006
Uzia Galil

/s/ Shelley Harrison, Ph.D.	Director	December 26, 2006
Shelley Harrison, Ph.D.

/s/ Abraham Ostrovsky	Director	December 26, 2006
Abraham Ostrovsky

/s/ Harry Saal, Ph.D.	Director	December 26, 2006
Harry Saal, Ph.D.

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DOCUMENT
4.1	1992 Stock Option Plan, as amended and restated through April 25, 2002 (1)

4.2	Employee Stock Purchase Plan, as amended through April 25, 2002 (2)

5.1	Opinion of Kirkland & Ellis LLP, as to the legality of securities being registered

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see Registration Statement Signature Page)

(1)	Incorporated by reference to the Exhibits filed with the Registrant’s Schedule TO filed on May 16, 2004, as amended.
(2)	Incorporated by reference to the Exhibits filed with the Registrant’s Form S-8 Registration Statement filed on April 9, 2004.